Exhibit 99.1

LSI INDUSTRIES COMPLETES SALE OF NEW WINDSOR FACILITY

--LSI Receives $12 million in Net Sale Proceeds to Reduce Debt, Support Organic Growth—

--Net Leverage Declines to 1.9x on a Pro-Forma Basis--

CINCINNATI, OH., September 24, 2019 -- LSI Industries Inc. (NASDAQ: LYTS, “LSI” or the “Company”) a leading U.S. based manufacturer of indoor/outdoor lighting and graphics solutions, today announced that the Company has completed the sale of its New Windsor, New York manufacturing facility. As previously disclosed, the closure and sale of the New Windsor facility follows a strategic decision to transition production operations to the Company’s existing facilities in Ohio and Kentucky.

LSI has received $12 million in net proceeds from the sale of the New Windsor facility. The Company intends to use these net proceeds to reduce outstanding indebtedness, while continuing to invest selectively in the ongoing growth of the business. As previously disclosed, the Company expects to generate $4 million of annualized cost savings following the closure of the New Windsor facility, while realizing improved asset utilization and related operating efficiencies.

As of June 30, 2019, LSI had total net debt outstanding of $39.5 million. Pro-forma for the net proceeds resulting from the sale of the facility, net debt was reduced by $12 million to $27.5 million, or 1.9x trailing adjusted EBITDA* for the twelve months ended June 30, 2019.

“The sale of the New Windsor facility is an important milestone for LSI, one that further streamlines our manufacturing footprint, while reducing net leverage within the business,” stated Jim Clark, CEO of LSI Industries. “The decision to further consolidate production is part of a broader focus on building a high performance operations network that is well-equipped to scale with customer demand, while providing best-in-class customer service. During the past six months, we have continued to invest in our Ohio, Texas, Kentucky, and North Carolina facilities, with the objective of positioning the overall business for profitable growth in market verticals where our differentiated products, service and support capabilities position LSI as a market leader.”

*Adjusted EBITDA is a non-GAAP financial measure. Please see our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for a reconciliation of this non-GAAP financial measure to GAAP as well as our discussion on why the Company uses this non-GAAP measure.

ABOUT LSI INDUSTRIES

LSI Industries Inc. (NASDAQ:LYTS) is a U.S.-based manufacturer of lighting, graphics and technology solutions for both indoor and outdoor applications. LSI is a leading solutions provider to several primary end-markets, including petroleum, automotive, quick serve restaurants, grocery, banking, retail, renovation, parking and warehousing. LSI’s products are marketed throughout North America through a network of independent sales representatives and distributors, as well as through national accounts. LSI

LSI Industries Inc. Completes Sale of New Windsor Facility

September 24, 2019

partners with customers to provide a full range of design support, engineering, installation and project management services. Headquartered in Blue Ash, Ohio, LSI currently employs over 1,200 employees and operates seven facilities throughout the United States.

Learn more: www.lsi-industries.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “encourage,” “projects,” “plans,” “expects,” “can,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” or the negative versions of those words and similar expressions and by the context in which they are used. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.lsi-industries.com/fls as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors.

INVESTOR CONTACT

Investor Contact:

Noel Ryan, IRC

720.778.2415

LYTS@vallumadvisors.com